UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 21, 2016
Date of report (Date of earliest event reported)

Surmodics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (b)       On November 21, 2016, Amy E. Seibert, the controller and principal accounting officer of Surmodics, Inc. (the “Company”), informed the Company that she will resign from those positions.  To support the Company’s business needs and to ensure a smooth transition while the Company conducts a search for her replacement, Ms. Seibert has agreed to continue in her position as controller through January 31, 2017.  It is expected that Andrew D. C. LaFrence, the Company’s current Vice President, Finance and Information Systems and Chief Financial Officer, and its principal financial officer, will be appointed to also serve as the Company’s principal accounting officer, effective November 30, 2016.  Mr. LaFrence, age 53, has been the Company’s Vice President of Finance and Chief Financial Officer since February 2013, and prior to that, served as the chief financial officer for CNS Therapeutics, which developed and marketed pharmaceuticals for site-specific delivery to the central nervous system, from January 2011 to January 2013. There are no current or proposed transactions in which Mr. LaFrence, or any member of his immediate family, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission and no changes in Mr. LaFrence’s compensation arrangements were made in connection with this appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date:	November 28, 2016	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary